EXHIBIT 10.1

PRODUCT DEVELOPMENT AGREEMENT

This Product Development Agreement (the “Agreement”) is entered into as of March 9, 2009 (the “Effective Date”) between CPC of America, Inc., a Nevada corporation (“Company”), and Olex Hnojewyj, an individual (“Contractor”) (each, a “Party”).

1.           DEFINITIONS.  As used in this Agreement:

1.1           “Affiliate” of any particular Party means any person controlling, controlled by or under common control with such Party, including subsidiaries, and parent companies of such Party.  For purposes of this definition, “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and such “control” will be presumed if any Person owns 50% or more of the voting capital stock, assets or other ownership interests, directly or indirectly, of any other Person.

1.2           “Common Stock” means Company’s $.005 par value common stock, and any other class of securities into which such securities may hereafter be reclassified or changed into

1.3           “Confidential Information” means any and all information related to Company’s business (including trade secrets, technical information, business forecasts and strategies, marketing plans, customer and supplier lists, personnel information, financial data, and proprietary information of third parties provided to Company in confidence) that is labeled or identified as “confidential” or “proprietary” or that Contractor otherwise knows, or would reasonably be expected to know, Company considers to be confidential or proprietary or Company has a duty to treat as confidential.

1.4           “Deliverables” means the items to be provided or actually provided by Contractor to Company under this Agreement, including items specifically designated or characterized as deliverables in this Agreement or in a Statement of Work.

1.5           “Intellectual Property” means all algorithms, application programming interfaces (APIs), apparatus, assay components, biological materials, cell lines, chemical compositions and structures, circuit designs and assemblies, concepts, Confidential Information, data (including clinical data), databases and data collections, designs, diagrams, documentation, drawings, flow charts, formulae, gate arrays, ideas and inventions (whether or not patentable or reduced to practice), IP cores, know-how, materials, marketing and development plans, marks (including brand names, product names, logos, and slogans), methods, models, net lists, network configurations and architectures, photomasks, procedures, processes, protocols, schematics, semiconductor devices, software code (in any form including source code and executable or object code), specifications, subroutines, techniques, test vectors, tools, uniform resource identifiers including uniform resource locators (URLs), user interfaces, web sites, works of authorship, and other forms of technology.

1.6           “Intellectual Property Rights” means all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights, and mask work rights; (b) trademark and trade name rights and similar rights; (c) trade secret rights; (d) patent and industrial property rights; (e) other proprietary rights in Intellectual Property of every kind and nature; and (f) rights in or relating to registrations, renewals, extensions, combinations, divisions, and reissues of, and applications for, any of the rights referred to in clauses (a) through (e) of this sentence.

1.7           “Market Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a U.S.  trading market other than the OTC Bulletin Board, the daily volume weighted average price of the Common Stock over the 20 trading days preceding such date on the principal U.S. trading market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b) if the OTC Bulletin Board is the principal U.S. trading market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by the Board of Directors of  Company in good faith.

1.8           “Services” means the following services to be performed or actually performed by Contractor under this Agreement:  (A) the development of novel, unique and proprietary hydrogel-type compositions comprising solely  synthetic pegalyted technologies for use in connection with the (i) arterial and venous closure; (ii) biopsy closures, including without limitation closures for breast, liver and lung; (iii) spinal repair, vertebral body replacement and augmentation procedures involving bone graft; and (iv) adhesion barrier and prevention in all surgeries; (B) the proper documentation of the matters set forth in subpart (A) suitable for purposes of obtaining U.S. and foreign certifications and regulatory approvals; and (C) assistance in the preparation of U.S. and foreign patent applications relating to the matters set forth in subpart (A).

1.9           “Work Product” means (a) all Deliverables, (b) all Intellectual Property, in any stage of development, that Contractor conceives, creates, develops, or reduces to practice in connection with performing the Services, and (c) all tangible embodiments (including models, presentations, prototypes, reports, samples, and summaries) of each item of such Intellectual Property.

2.           ENGAGEMENT

2.1           Statements of Work.  From time to time, Company may submit to Contractor written work orders substantially in the form of Exhibit A that contain the terms (including specifications, delivery and performance schedules) for Services and Deliverables that Company desires Contractor to provide, along with the fees in the form of shares of Common Stock to be issued by the Company in consideration for such Services and Deliverables.  If Contractor begins to perform services under a work order, Contractor will be deemed to have accepted such work order.  Upon acceptance of a work order by Contractor (in writing, by performance, or otherwise), such work order will be a “Statement of Work.”  A Statement of Work may include a limited license to Contractor to use certain Intellectual Property of Company or its licensors, such as software, tools, or know-how, as necessary to complete that Statement of Work.  Any such license automatically terminates upon the completion of the applicable Statement of Work and is limited by the terms of this Agreement, including Section 5.3.

2.2           Performance of Services.  Contractor will perform the Services in accordance with the terms of this Agreement and the applicable Statement of Work.  Except as otherwise provided in this Agreement or an applicable Statement of Work, Contractor will have exclusive control over the manner and means of performing the Services and will use Contractor’s expertise and creative talents in performing the Services.  Company will provide, at Company’s own expense, a place of work and all equipment, tools, and other materials necessary to complete the Statement of Work.  Contractor will be solely responsible for any injury or death suffered by any person (including Contractor’s employees and agents) and any damage to any property (including Company’s property) arising from such use, regardless of whether such injury, death, or damage is claimed to be based upon the condition of such equipment or facilities or upon Company’s negligence in permitting such use.  Contractor shall comply with all reasonable rules, policies and guidelines issued by Company from time to time with regard to the issuance, maintenance, control, and archiving of laboratory notebooks, and such notebooks shall be regarded as the sole property of the Company.

2.3           Change Proposals.  Upon the receipt of a proposal from Company to change the terms of a Statement of Work (a “Change Proposal”), Contractor will promptly provide (a) any information requested in such proposal, and (b) Contractor’s written acceptance or rejection of the proposal.  Contractor may not reject any Change Proposal that does not materially shorten the delivery or performance schedule or materially alter the Deliverables or Services, and may not unreasonably reject any other Change Proposal.  If Contractor begins to adhere to a Change Proposal or does not reject the Change Proposal in writing within five (5) days after Contractor’s receipt thereof, Contractor will be deemed to have accepted such Change Proposal.  The submission or reasonable rejection of a Change Proposal will not constitute a breach of this Agreement.

2.4           Acceptance Procedures.  Company will have at least thirty (30) days to evaluate any interim and final Deliverables (the “Acceptance Period”) to reasonably ensure that they meet the specifications, requirements, and terms of this Agreement and are of professional, technical, and general quality consistent with industry standards.  If Company reasonably rejects any Deliverable during the Acceptance Period, Company shall notify the Contractor specifying the reasons for rejection and provide the Contractor a period of (30) days (the “Correction Period”) to correct the Deliverables subject to evaluation and acceptance in accordance with this Section 2.4. If, after the Correction Period, the Company still reasonably rejects the Deliverable, the Company may elect any of the following remedies (without limiting any other rights or remedies Company may have): (a) Company may grant additional time to Contractor to provide (at no additional charge to Company) corrected Deliverables subject to evaluation and acceptance in accordance with this Section 2.4; (b) Company may itself correct the Deliverables (or engage a third party to do so) and may deduct the costs and reasonable expenses associated with such correction from the fees owed to Contractor under the Statement of Work; or (c) Company may terminate the Statement of Work and return all Deliverables (but not Confidential Information therein) to Contractor, in which case Contractor shall not be entitled to any fees related to the Statement of Work.

2.5           Monitoring.  Contractor will cooperate with any requests by Company to monitor the Services in order to verify that such Services are being performed in accordance with this Agreement and in a timely and satisfactory manner.  Contractor will use Contractor’s best efforts to facilitate any such monitoring, including providing access to Contractor’s equipment and facilities.  All documents and materials stored at Company’s facilities will be subject to inspection by Company at any time without notice.

2.6           Subcontracting.  Contractor will not subcontract or otherwise delegate any of Contractor’s obligations under this Agreement without Company’s express prior written consent on a case-by-case basis.  Upon receipt of such consent, before allowing any subcontractor to begin performing services, Contractor will enter into a binding written agreement with such subcontractor that protects Company’s rights and interests to at least the same degree as this Agreement, including Sections 5 through 8.  Contractor will be responsible for the direction and coordination of the services of each subcontractor.  Company will have no obligation to pay any subcontractor except as agreed to by the Company in writing from time to time.

2.7           Access Rules and Procedures.  While on Company’s premises, Contractor agrees to comply with Company’s then-current access rules and procedures, including those procedures pertaining to safety, security, and confidentiality.  Contractor agrees and acknowledges that Contractor has no expectation of privacy with respect to Company’s telecommunications, networking, or information processing systems (including stored computer files, email messages, and voice messages) and that Contractor’s activities, including the sending or receiving of any files or messages, on or using any of those systems may be monitored, and the contents of such files and messages may be reviewed and disclosed, at any time without notice.

2.8           Competitive Engagements.  Contractor agrees that during the term of this Agreement, Contractor will not perform, or agree to perform, any services for any third party that engages, or plans to engage, in any business or activity that directly or indirectly competes with any current or planned business or activity of Company relating to the Services.

3.          INDEPENDENT CONTRACTOR RELATIONSHIP.  Contractor’s relation to Company under this Agreement is that of an independent contractor.  Nothing in this Agreement is intended or should be construed to create a partnership, joint venture, or employer-employee relationship between Company and Contractor.  Contractor will take no position with respect to or on any tax return or application for benefits, or in any proceeding directly or indirectly involving Company, that is inconsistent with Contractor being an independent contractor (and not an employee) of Company.  Contractor is not the agent of Company and is not authorized, and must not represent to any third party that Contractor is authorized, to make any commitment or otherwise act on behalf of Company.  Without limiting the generality of the foregoing:

3.1           Benefits and Contributions. Contractor is not entitled to or eligible for any benefits that Company may make available to its employees, such as group insurance, profit-sharing, or retirement benefits.  Because Contractor is an independent contractor, Company will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain workers’ compensation insurance on behalf of Contractor.  If, notwithstanding the foregoing, Contractor is reclassified as an employee of Company, or any affiliate of Company, by the U.S. Internal Revenue Service, the U.S. Department of Labor, or any other federal or state or foreign agency as the result of any administrative or judicial proceeding, Contractor agrees that Contractor will not, as the result of such reclassification, be entitled to or eligible for, on either a prospective or a retrospective basis, any employee benefits under any plans or programs established or maintained by Company.

3.2           Taxes.  Contractor is solely responsible for filing all tax returns and submitting all payments as required by any federal, state, local, or foreign tax authority arising from the payment of fees to Contractor under this Agreement, and agrees to do so in a timely manner.  If applicable, Company will report the fees paid to Contractor under this Agreement by filing Form 1099-MISC with the Internal Revenue Service as required by law.

3.3           Compliance with Law.  Contractor will comply with all applicable federal, state, local, and foreign laws governing self-employed individuals, including laws requiring the payment of taxes, such as income and employment taxes, and social security, disability, and other contributions.

3.4           Certification. Contractor will provide Company with certifications and records (including, as appropriate, copies of Contractor’s tax returns) as Company may request from time to time, during or after the term of this Agreement, to verify that Contractor has complied with this Section 3.

4.           COMPENSATION.  Subject to the terms and conditions of this Agreement, Company shall issue to Contractor shares the compensation set forth below as Contractor’s sole and complete compensation for all Services, Deliverables, and Intellectual Property Rights provided by Contractor under this Agreement:

4.1           Equity Fee.  Company shall issue to Contractor shares (“Shares”) of Common Stock as follows:

(a)
Upon and subject to the filing of the first patent application with the U.S. Patent and Trademark Office (“USPTO”) with respect to novel, unique and proprietary hydrogel-type compositions comprising solely synthetic pegalyted technologies or delivery systems for use in connection with arterial and venous closure, such patent application to be acceptable to Company in its reasonable discretion, Company shall issue to Contractor a number of shares of Common Stock equal to the quotient obtained by dividing $225,000 by the Market Price on the filing date.

(b)
Upon and subject to the filing of each  subsequent patent application with the USPTO with respect to novel, unique and proprietary hydrogel-type compositions comprising solely synthetic pegalyted technologies or delivery systems for use in connection with arterial and venous closure, such patent application(s) to be acceptable to Company in its reasonable discretion, Company shall issue to Contractor a number of shares of Common Stock equal to the quotient obtained by dividing $125,000 by the Market Price on the filing date.

(c)
Upon and subject to the filing of each patent application with the USPTO, in each case such patent application to be acceptable to Company in its reasonable discretion, with respect to novel, unique and proprietary hydrogel-type compositions comprising solely synthetic pegalyted technologies or delivery systems for use in connection with (i) biopsy closures, including without limitation closures for breast, liver and lung; (ii) spinal repair, vertebral body replacement and augmentation procedures involving bone graft; or (iii) adhesion barrier and prevention in all surgeries, Company shall issue to Contractor a number of shares of Common Stock equal to the quotient obtained by dividing $125,000 by the Market Price on the filing date.

(d)
Upon and subject to the USPTO issuance of each patent (“PEG Patent”) with respect to a patent application referred to in subparts (a), (b), or (c) above, Company shall issue to Contractor a number of shares of Common Stock equal to the quotient obtained by dividing $125,000 by the Market Price on the date of the issuance of each Peg Patent.

(e)
Upon and subject to the receipt of revenue by Company or an Affiliate from the sale or licensing of products or technology underlying each PEG Patent in each country,  Company shall issue to Contractor a number of shares of Common Stock equal to the quotient obtained by dividing $25,000 by the Market Price on the date of the initial receipt of revenue in such country.

The number of Shares to be issued to Contractor, and the specific Services, Deliverables, and Intellectual Property Rights to be provided by Contractor in consideration of such Share amount, shall be set forth in each Statement of Work, except in the case of Shares issuable pursuant to subparts (d) and (e) above.

4.2           Cash Fee.  Company shall pay Contractor a cash fee for the services rendered by Contractor hereunder at the rate of $300 per hour, provided that the Company shall not be obligated to pay Contractor for more than 120 hours in any calendar month under this Section 4.2 without the written authorization of the Company.  Contractor will submit monthly invoices to Company no later than the 10 calendar following each month end.  All invoiced amounts shall be due and payable twenty (20) days following Company’s receipt of the invoice for such fees.  Contractor will maintain, in accordance with generally-accepted accounting principals, complete and accurate records of the work performed sufficient to document the cash fee payable hereunder invoiced to Company for at least two (2) years following the date of the invoice, and will provide Company with such records at Company’s request.

No other fees or consideration will be owed by Company under this Agreement except as set forth above or in a Statement of Work.

4.3            Expenses. Unless expressly provided otherwise in the applicable Statement of Work and except as expressly provided in Section 8.1, Contractor will be solely responsible for all expenses incurred by Contractor in connection with performing the Services or otherwise performing Contractor’s obligations under this Agreement.

5.           CONFIDENTIALITY

5.1           Use and Disclosure.  During the term of this Agreement and at all times thereafter, Contractor will (a) hold all Confidential Information in strict trust and confidence, (b) refrain from using or permitting others to use Confidential Information in any manner or for any purpose not expressly permitted or required by this Agreement, and (c) refrain from disclosing or permitting others to disclose any Confidential Information to any third party without obtaining Company’s express prior written consent on a case-by-case basis.

5.2           Standard of Care.  Contractor will protect the Confidential Information from unauthorized use, access, or disclosure in the same manner as Contractor protects Contractor’s own confidential or proprietary information of a similar nature, and with no less than the greater of reasonable care and industry-standard care.

5.3           Reverse Engineering.  Unless and except to the extent expressly authorized by Company to do so in writing, Contractor will not attempt to reverse engineer, de-encrypt, or otherwise derive the design, internal logic, structure or inner workings (including algorithms and source code) of any software, products, models, prototypes, or other items provided by Company that use, embody, or contain Confidential Information.

5.4           Exceptions.  Contractor’s obligations under Sections 5.1 and 5.2 will terminate with respect to any particular information that Contractor can prove, by clear and convincing evidence, (a) Contractor lawfully knew prior to Company’s first disclosure to Contractor, (b) a third party rightfully disclosed to Contractor free of any confidentiality duties or obligations, or (c) is, or through no fault of Contractor has become, generally available to the public.  Additionally, Contractor will be permitted to disclose Confidential Information to the extent that such disclosure is expressly approved in writing by Company, or is required by law or court order, provided that Contractor immediately notifies Company in writing of such required disclosure and cooperates with Company, at Company’s reasonable request and expense, in any lawful action to contest or limit the scope of such required disclosure, including filing motions and otherwise making appearances before a court.

5.5           Removal; Return.  Contractor will not remove any tangible embodiment of any Confidential Information from Company’s facilities or premises without Company’s express prior written consent.  Upon Company’s request and upon any termination or expiration of this Agreement, Contractor will promptly (a) return to Company or, if so directed by Company, destroy all tangible embodiments of the Confidential Information (in every form and medium), (b) permanently erase all electronic files containing or summarizing any Confidential Information, and (c) certify to Company in writing that Contractor has fully complied with the foregoing obligations.

6.           NO CONFLICTS.  Contractor will refrain from any activity, and will not enter into any agreement or make any commitment, that is inconsistent or incompatible with Contractor’s obligations under this Agreement, including Contractor’s ability to perform the Services.  Contractor represents and warrants that Contractor is not subject to any contract or duty that would be breached by Contractor’s entering into or performing Contractor’s obligations under this Agreement or that is otherwise inconsistent with this Agreement.  Contractor will not disclose to Company, will not bring into Company’s facilities, and will not induce Company to use any confidential or proprietary information of any third party other than Third-Party Technology (as defined in Section 7.1.2) specifically authorized in advance by Company or identified in any Statement of Work.

7.           WORK PRODUCT

7.1           Disclosure

7.1.1                      Disclosure of Work Product. In accordance with the applicable Statement of Work, including any schedule therein, Contractor will deliver all Deliverables and disclose all other Work Product to Company (or any person designated by Company in writing) in the form specified in the Statement of Work or otherwise designated by Company.

7.1.2                      Background and Third-Party Technology.  Intellectual Property developed, acquired, or otherwise obtained by Contractor prior to this Agreement (collectively, “Background Technology”) or licensed or obtained by Contractor from third parties (collectively, “Third-Party Technology”) may not be used by Contractor in the performance of Services unless, subject to Section 7.1.3, such Intellectual Property has been specifically identified and described to Company in writing or in any Statement of Work.  However, in no event will Contractor incorporate into the Deliverables or the Work Product any software code licensed under the GNU GPL or LPGL or any similar “open source” license.  Contractor represents and warrants that Contractor has an unqualified right to license to Company all Background Technology as provided in Section 7.4.

7.1.3                      Prior Confidentiality Obligations.  If the specific identification and description of any Background Technology or Third-Party Technology would cause Contractor to violate any confidentiality obligations, Contractor will not identify and describe such Background Technology or Third-Party Technology with specificity, but will disclose (to the extent permitted): (a) a general identification and description of such Background Technology or Third-Party Technology (which in no event will be less than a cursory name), (b) the owner or owners of such Background Technology or Third-Party Technology and Contractor’s relationship to such owner or owners, and (c) the specific reason that the Background Technology or Third-Party Technology is not fully disclosed.

7.2           Ownership and Assignment of Work Product

7.2.1                      Generally.  Contractor agrees that all Work Product will be the sole and exclusive property of Company.  All elements in the Work Product that are protected by copyright are “works made for hire” for which Company is the “author” (as such first quoted term is defined by and such second quoted term given meaning by the United States Copyright Act of 1976, as amended).  Company will exclusively own the copyright in all such works upon their creation.  To the extent that any aspect of such Work Product is found as a matter of law not to be a “work made for hire” as contemplated above, and except for Contractor’s Intellectual Property Rights in the Background Technology and subject to Section 7.5, Contractor hereby irrevocably and unconditionally assigns to Company all right, title, and interest worldwide in and to the Work Product and all Intellectual Property Rights thereto.  Contractor understands and agrees that Contractor has no right to use the Work Product except as necessary to perform the Services for Company.

7.2.2                      Trademarks and Trade Names.  Without limiting the generality of Section 7.2.1, Contractor will have no interest in any trademark, service mark, or trade name (collectively, “Mark”) used on or in the Work Product; Company will be the sole and exclusive owner of all right, title, and interest in and to all such Marks.  Any and all use of such Marks by Contractor will be deemed made by Company for the purposes of trademark registration and will inure solely to the benefit of Company for such purposes.  Contractor will not contest, oppose, or challenge Company’s ownership of such Marks, or do anything to impair Company’s ownership or rights in such Marks.  Contractor will not create, adopt, or use a corporate name, trade name, trademark, or any other designation that includes any of Company’s Marks (including those in the Work Product) or a term confusingly similar to any of Company’s Marks.  In particular, Contractor will not register, or attempt to register, in any jurisdiction worldwide any of Company’s Marks (including those in the Work Product) or a term confusingly similar to any of Company’s Marks.

7.3           Assignment and Waiver of Other Rights.  If any Intellectual Property Rights, including moral rights, in the Work Product, except for Intellectual Property Rights in the Background Technology, cannot (as a matter of law) be assigned by Contractor to Company as provided in Section 7.2, then (a) Contractor unconditionally and irrevocably waives the enforcement of such rights and all claims and causes of action of any kind against Company with respect to such rights, and (b) to the extent Contractor cannot (as a matter of law) make such waiver, Contractor unconditionally grants to Company an exclusive, perpetual, irrevocable, worldwide, fully-paid license, with the right to sublicense through multiple levels of sublicensees, under any and all such rights (i) to reproduce, create derivative works of, distribute, publicly perform, publicly display, digitally transmit, and otherwise use the Work Product in any medium or format, whether now known or hereafter discovered, (ii) to use, make, have made, sell, offer to sell, import, and otherwise exploit any product or service based on, embodying, incorporating, or derived from the Work Product, and (iii) to exercise any and all other present or future rights in the Work Product.

7.4           License of Background Technology. Contractor unconditionally grants to Company a non-exclusive, perpetual, irrevocable, worldwide, fully-paid right and license, with the right to sublicense through multiple levels of sublicensees, under all of Contractor’s Intellectual Property Rights in any and all Background Technology used or incorporated in any Work Product or otherwise used by Contractor in performance of the Services (whether or not identified or described in writing to Company or in any Statement of Work), (a) to reproduce, create derivative works of, distribute, publicly perform, publicly display, digitally transmit, and otherwise use the Work Product in any medium or format, whether now known or hereafter discovered, (b) to use, make, have made, sell, offer to sell, import, and otherwise exploit any product or service based on, embodying, incorporating, or derived from the Work Product, and (c) to exercise any and all other present or future rights in the Work Product.

7.5           Assignment of Rights to Third-Party Technology.  Unless agreed to in writing by the Parties, Contractor hereby assigns to Company all of Contractor’s licenses and other rights to all Third-Party Technology incorporated into the Work Product.  If such rights cannot be validly assigned to Company without the consent of a third party, Contractor will use best efforts to obtain such consent (at Contractor’s expense) and will indemnify and hold harmless Company and its affiliates, employees, and agents from and against all liabilities, losses, damages, costs, and expenses (including attorneys’ fees) arising from Contractor’s failure to obtain such consent.

8.           FURTHER ASSURANCES

8.1           Cooperation and Assistance.  Contractor will, at Company’s request, (a) cooperate with and assist Company, both during and after the term of this Agreement, in perfecting, maintaining, protecting, and enforcing Company’s rights in the Work Product, and (b) execute and deliver to Company any documents deemed necessary or appropriate by Company in its discretion to perfect, maintain, protect, or enforce Company’s rights in the Work Product or otherwise carry out the purpose of this Agreement.  Company will reimburse Contractor for any reasonable out-of-pocket expenses actually incurred by Contractor in fulfilling Contractor’s obligations under Section 8.1, including the preparation and filing of the patent applications under Section 4.1 (a),(b), and (c).  Without limiting the generality of the foregoing:

8.1.1                      Copyright Assignments.  Contractor will execute and deliver to Company, at Company’s request, a copyright assignment in the form of Exhibit B for any Work Product subject to copyright protection.

8.1.2                      Patent Assignments.  Contractor will execute and deliver to Company, at Company’s request, a patent application assignment in the form of Exhibit C for any invention conceived or reduced to practice by Contractor in connection with performing the Services for which Company elects to file a patent application.  At Company’s request, Contractor will promptly record such assignment with the United States Patent and Trademark Office.

8.2           Power of Attorney.  Contractor hereby irrevocably designates and appoints Company and its duly authorized officers and agents as Contractor’s agent and attorney-in-fact to act for and in Contractor’s behalf to execute, deliver and file any and all documents with the same legal force and effect as if executed by Contractor, if Company is unable for any reason to secure Contractor’s signature on any document needed in connection with the actions described in Section 8.1.  Contractor acknowledges that this appointment is coupled with an interest.

9.           CONTRACTOR REPRESENTATIONS AND WARRANTIES

9.1           General.  Contractor represents, warrants, and covenants that:

(a)
Contractor will in the course of performing the Services, use his best  personal and professional efforts to avoid infringement or misappropriation of any Intellectual Property Right of any other person, and will not knowingly or recklessly infringe or misappropriate any Intellectual Property Right of any other person;

(b)	neither the Work Product nor any element thereof will be subject to any restriction, mortgage, lien, claim, pledge, security interest, or encumbrance when delivered by Contractor to Company;

(c)	Contractor will not grant, directly or indirectly, any right or interest in the Work Product (other than any Background Technology it may contain) to any other person;

(d)
Contractor has full right, power, and authority to enter into and perform this Agreement without the consent of any third party, including the right to grant all licenses granted by Contractor in this Agreement;

(e)
All individuals who contribute to or participate in the conception, creation, or development of the Work Product will have unconditionally and irrevocably assigned all of their right, title, and interest in and to the Work Product (and all Intellectual Property Rights thereto) to Contractor (or directly to Company) before being allowed to begin performing Services;

(f)
Contractor will comply with all laws, regulations, and ordinances applicable to Contractor’s performance of the Services and Contractor’s other obligations under this Agreement, including export control laws, and has obtained (or before performing the Services will obtain) all governmental permits and licenses required for Contractor to perform the Services and Contractor’s other obligations under this Agreement; and

(g)
Contractor will take all necessary or reasonable precautions to prevent injury to any person (including Company employees) or damage to any property (including Company property) during the term of this Agreement.

9.2           Performance.  Contractor warrants that Contractor will use best personal and  professional efforts to assure that the Work Product fully conforms to the specifications, requirements, and other terms in any applicable Statement of Work and this Agreement.  In the event of a breach of this warranty, without limiting any other rights or remedies Company may have, Contractor will promptly repair or replace the Work Product at no additional charge to Company.  If the breach has not been fully cured within thirty (30) days after Contractor received notice thereof (or such longer period of time as Company may, in its discretion, give Contractor to cure the breach, by written notice to Contractor) (the “Cure Period”), Company may withhold issuance of any shares and Contractor will return all shares previously issued to Contractor under the applicable Statement of Work, which will automatically terminate upon the expiration of the Cure Period.

9.3           Investment and Related Representations.

(a)           Contractor is aware that neither the Shares nor the offer or sale thereof to the Contractor has been registered under the Securities Act of 1933, as amended (“Securities Act”), or under any state securities law.  Contractor further understands that no registration statement has been filed with the Securities and Exchange Commission (“SEC”), nor with any other state regulatory authority and that, as a result, any benefit which might normally accrue to an investor such as Contractor by an impartial review of such a registration statement by the SEC or other regulatory commission will not be forthcoming.  Contractor acknowledges that the Shares are being offered pursuant to certain exemptions from Section 5 of the Securities Act for offers and sale of securities not involving a public offering.  Contractor understands that the Shares are “restricted” securities under U.S. federal securities laws inasmuch as they are being acquired from the issuer and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.  Contractor represents that it is familiar in general with Rule 144 under the Securities Act (which provides generally for a holding period and limitations on the amount of “restricted” securities that can be sold in compliance with the rule upon completion of the holding period), and understands the resale limitations imposed thereby and by the Securities Act.  Contractor understands that each certificate representing the Shares and any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger or similar event (unless no longer required in the opinion of counsel for Company) shall be stamped or otherwise imprinted with legends substantially in the following forms (in addition to any legend that may now or hereafter be required by applicable state law):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THEY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES, OR DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF SUCH SECURITIES THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN FULL COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS SOLD IN COMPLIANCE WITH RULE 144 UNDER SUCH ACT.”

Contractor agrees that it will not sell any portion of the Shares except pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act.  Contractor understands that Company shall refuse to transfer the Shares except in accordance with the restrictions and agreements of Contractor set forth in this Section 9.3.

(b)           The Shares are being acquired by Contractor pursuant to this Agreement for investment and not with a view to the public resale or distribution thereof unless pursuant to an effective registration statement or exemption under the Securities Act.

(c)           Contractor is acquiring the Shares after private negotiation and has not been attracted to the acquisition of the Shares by any press release, advertising or publication.

(d)           Contractor acknowledges that he is able to protect its interests in connection with the acquisition of the Shares and can bear the economic risk of investment in such securities without producing a material adverse change in Contractor’s financial condition.  Contractor otherwise has such knowledge and experience in financial or business matters that Contractor is capable of evaluating the merits and risks of the investment in the Shares.

(e)           Contractor acknowledges that he has received and reviewed the following documents: (a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and (b) the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, both of which provide important information concerning the Company.  Contractor further represents and warrants that he has received from the Company all of the financial and other information Contractor considers necessary or appropriate in order to decide to accept the Shares  in consideration of the Services and Deliverables.  Contractor has been given full and complete access to the Company’s books and records in order that Contractor may complete, to his satisfaction, an investigation of the Company and its business and prospects, and Contractor has been given every opportunity to ask questions of, and to receive answers from, the Company regarding its business and prospects, in order to enable Contractor to evaluate the merits of investing in the Shares.

10.           INDEMNIFICATION.  Contractor will indemnify and hold harmless Company and its affiliates, employees, and agents from and against any and all liabilities, losses, damages, costs, and other expenses (including attorneys’ and expert witnesses’ costs and fees) arising from or relating to any breach of any representation, warranty, covenant, or obligation of Contractor in this Agreement or any intentional misconduct or negligence by Contactor or any of Contractor’s agents or subcontractors in performing the Services.  In the event of any third-party claim, demand, suit, or action (a “Claim”) for which Company (or any of its affiliates, employees, or agents) is or may be entitled to indemnification hereunder, Company may, at its option, require Contractor to defend such Claim at Contractor’s sole expense.  Contractor may not agree to settle any such Claim without Company’s express prior written consent, which will not be unreasonably withheld.

11.           NONSOLICITATION.  During the term of this Agreement and for twelve (12) months thereafter, Contractor will not directly or indirectly solicit, induce, or attempt to induce any employee or independent contractor to terminate or breach any employment, contractual, or other relationship with Company.

12.           TERM AND TERMINATION.

12.1           Term.  This Agreement shall commence on the Effective Date and automatically terminate on the twelve (12) month anniversary of the Effective Date, unless the Company and Contractor mutually agree to an extension period(s), subject to the earlier termination provisions of Sections 12.2 and 12.3 below.

12.2           Termination by Company.  Company may terminate this Agreement or any Statement of Work at any time with or without cause for its convenience, effective upon ten (10) days notice to Contractor.  In addition, Company may terminate this Agreement or any Statement of Work immediately upon written notice to Contractor if Contractor breaches this Agreement or the Statement of Work, as the case may be, and does not fully cure the breach to Company’s satisfaction within thirty (30) days after Company gives notice of the breach to Contractor.

12.3           Termination by Contractor.  Contractor may terminate this Agreement at any time if there is no Statement of Work then in effect, effective upon ten (10) days prior written notice to Company.  In addition, Contractor may terminate this Agreement or any Statement of Work immediately upon written notice to Company if Company fails to pay an undisputed amount owed to Contractor under this Agreement or the Statement of Work, as the case may be, when due and does not make the payment within thirty (30) days after Contractor gives notice of the breach to Company.

12.4           Effects of Termination

12.4.1                      Survival.  Sections 1 (Definitions), 3 (Independent Contractor Relationship), 4 (Compensation), 5 (Confidentiality), 7 (Work Product), 8 (Further Assurances), 9 (Contractor Representations and Warranties), [10 (Indemnification),] [11 (Insurance),] 12 (Nonsolicitation) (to the extent provided therein), 12.3 (Effects of Termination), and 14 (General Provisions) will survive any termination or expiration of this Agreement.  Termination or expiration of this Agreement will not affect either Party’s liability for any breach of this Agreement such Party may have committed before such expiration or termination.

12.4.2                      Return of Company Property.  Upon termination of this Agreement or earlier as requested by Company, Contractor will deliver to Company any and all documents, prototypes, samples, and other materials (including all copies thereof) in Contractor’s possession or control that contain, summarize, or disclose any Work Product (in whatever stage of development or completion) or any Intellectual Property provided by or on behalf of Company.

13.           GENERAL PROVISIONS

13.1           Governing Law; Venue.  This Agreement is governed by the laws of the State of Nevada without reference to any conflict of laws principles that would require the application of the laws of any other jurisdiction.  The United Nations Convention on Contracts for the International Sale of Goods does not apply to this Agreement.  Contractor irrevocably consents to the personal jurisdiction of the state and federal courts located in Clark County, Nevada for any suit or action arising from or related to this Agreement, and waives any right Contractor may have to object to the venue of such courts.  Contractor further agrees that these courts will have exclusive jurisdiction over any such suit or action initiated by Contractor against Company.  Contractor also irrevocably waives any right Contractor may have to a jury trial.

13.2           Severability. If any provision of this Agreement is, for any reason, held to be invalid or unenforceable, the other provisions of this Agreement will be unimpaired and the invalid or unenforceable provision will be deemed modified so that it is valid and enforceable to the maximum extent permitted by law.

13.3           No Assignment.  This Agreement and Contractor’s rights and obligations under this Agreement may not be assigned, delegated, or otherwise transferred, in whole or in part, by operation of law or otherwise, by Contractor without Company’s express prior written consent.  Any attempted assignment, delegation, or transfer in violation of the foregoing will be null and void.  Company may assign this Agreement, or any of its rights under this Agreement to any third party with or without Contractor’s consent.

13.4           Notices.

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section 14.4, (b) upon delivery to the address set forth in this Section 14.4 if sent by U.S. nationally recognized overnight courier service, or (c) upon actual receipt by the Party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to Company:	CPC of America, Inc.
5348 Vegas Drive, #89
Las Vegas, NV 89108
Attn: Rod A. Shipman

If to Contractor:	Olexander Hnojewyj
1042 Wilmington Way
Emerald Hills, CA 94062

or such other address as may be designated in writing hereafter, in the same manner, by such Party.

13.5           Legal Fees. The prevailing Party in any litigation between the Parties relating to this Agreement will be entitled to recover such Party’s reasonable attorneys’ fees and court costs, in addition to any other relief that such Party may be awarded.

13.6           Remedies. Company’s and Contractor’s remedies for any breach of this Agreement will include damages, injunctive relief, specific performance, and restitution.  Company and Contractor acknowledges that any breach of this Agreement would cause irreparable injury to Company for which monetary damages would not be an adequate remedy and, therefore, Company and Contractor will be entitled to injunctive relief (including specific performance).  The rights and remedies provided to each Party in this Agreement are cumulative and in addition to any other rights and remedies available to such Party at law or in equity.

13.7           Construction.  Section headings are included in this Agreement merely for convenience of reference; they are not to be considered part of this Agreement or used in the interpretation of this Agreement.  When used in this Agreement, “including” means “including without limitation.”  Whenever Company’s consent or approval is required under this Agreement, Company may grant or deny its consent or approval in its sole and absolute discretion, except as otherwise expressly provided herein.  No rule of strict construction will be applied in the interpretation or construction of this Agreement.  In the event of any conflict between this Agreement and a Statement of Work, this Agreement will control unless the Statement of Work expressly refers to the Parties’ intent to alter the terms of this Agreement with respect to that Statement of Work.

13.8           Waiver.  All waivers must be in writing and signed by the Party to be charged.  Any waiver or failure to enforce any provision of this Agreement on one occasion will not be deemed a waiver of any other provision or of such provision on any other occasion.

13.9           Time Is of the Essence. Time is of the essence in the performance of the Services and Contractor’s other obligations under this Agreement.

13.10         Entire Agreement; Amendments. This Agreement is the final, complete, and exclusive agreement of the Parties with respect to the subject matter hereof and supersedes and merges all prior or contemporaneous communications and understandings between the Parties, including without limitation that certain (i) Advisor Agreement dated November 24, 2008 between Company’s wholly-owned subsidiary, MedEnclosure, L.L.C., and Contractor and (ii) Letter of Intent dated December 5, 2008 between Company and Contractor.  No modification of or amendment to this Agreement will be effective unless in writing and signed by the Party to be charged.

In Witness Whereof, the Parties have executed this Agreement as of the Effective Date.

“COMPANY”

CPC of America, Inc., a Nevada corporation

By:	/s/ Rod A. Shipman
Rod A. Shipman
Chief Executive Officer

“CONTRACTOR”

/s/ Olex Hnojewyj
Olex Hnojewyj an individual

Exhibit A

Form Statement of Work

This Statement of Work is incorporated into the Product Development Agreement dated March 9, 2009 by and between CPC of America, Inc., a Nevada corporation (“Company”), and Olex Hnojewyj, an individual (“Contractor”) (for the purposes of this Statement of Work, the “Agreement”).  This Statement of Work describes Services and Deliverables to be performed and provided by Contractor pursuant to the Agreement.  If any item in this Statement of Work is inconsistent with the Agreement prior to such incorporation, the terms of this Statement of Work will control, but only with respect to the Services to be performed under this Statement of Work.  All capitalized terms used and not expressly defined in this Statement of Work will have the meanings given to them in the Agreement.

1.           Fees.  In full consideration for Contractor’s timely and satisfactory performance of the Services and providing of the Deliverables in accordance with this Statement of Work, Contractor will be compensated by Company’s issuance to Contractor a number of shares of Common Stock equal to the quotient obtained by dividing $______ by the Market Price on the date of ____________.

2.           Business, Technical, and Other Specifications

☐                 Additional sheets attached

3.           Scope of Services

☐           Additional sheets attached

4.           Development Schedule.  Attach milestones and timeline.

(Check box if none:  ☐  )

☐	Additional sheets attached

5.           Background Technology Disclosure

a.           Except as listed in Section 5(b) below, the following is a complete list of all Background Technology:

☐	None

☐	See immediately below:

☐	____________________________________ ____________________________________

☐	Additional sheets attached

b.           Due to a prior confidentiality agreement, Contractor cannot complete the disclosure under Section 5(a) above with respect to the following Background Technology:

Invention or Improvement and reason for not disclosing more information	Party(ies) Imposing Confidentiality Obligations	Relationship

1.
2.
3.
4.
5.

☐	Additional sheets attached

6.	Third-Party Technology Disclosure

The following is a complete list of all Third-Party Technology:

☐	None

☐	See immediately below:

☐	____________________________________ ____________________________________

☐	Additional sheets attached

7.           Items (if any) licensed by Company to Contractor solely for the purpose of Contractor’s performance of the Services required in this Statement of Work, and any additional licensing restrictions.

☐	Additional sheets attached

All licensed items are provided "AS IS", and Company expressly disclaims any and all warranties, whether implied, express, or statutory, including the implied warranties of merchantability, fitness for a particular purpose, title, noninfringement, accuracy, and quiet enjoyment.

Company	Contractor
Signed:	Signed:
Name:
Title:
Dated:	Dated:

Exhibit B

ASSIGNMENT OF COPYRIGHT

For good and valuable consideration which has been received, the undersigned sells, assigns and transfers to [Company,] a [__________] corporation, and its successors and assigns, the copyright in and to the following work, which was created by the following indicated author(s):

Title: __________________________________________________________________________

Author(s): ______________________________________________________________________

Copyright Office Identification No. (if any):

and all of the right, title and interest of the undersigned, vested and contingent, therein and thereto.

Executed this _______ day of __________, 20___.

Signed: ________________________________

Printed Name: ___________________________

B-1

Exhibit C

ASSIGNMENT OF PATENT APPLICATIONS

Company	Contractor
Name:	Name:
Entity Type:	Entity Type:
Address:	Address:

Whereas the person identified as Contractor above (“Contractor”) owns all right, title, and interest in and to the U.S. patent applications listed in Schedule C-1 (the “Patent Applications”); and

Whereas the entity identified as Company above (“Company”) desires to acquire Contractor’s entire right, title, and interest in and to the Patent Applications, and in and to the inventions disclosed in the Patent Applications, and to the Future Patents (as hereinafter defined);

Now therefore, for and in consideration of one dollar ($1.00) payable upon demand and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Contractor does hereby sell, assign, and transfer to Company and its successors, assigns, and legal representatives, all right, title, and interest in and to the Patent Applications, and to all future patents which may be granted therefor throughout the world, and all divisions, reissues, reexaminations, substitutions, continuations, continuations-in-part, utility conversions, and extensions thereof (collectively, “Future Patents”), together with all claims, causes of action, and damages for past infringement, if any, of said Patent Applications and Future Patents; and Contractor hereby authorizes and requests the United States Patent and Trademark Office and other patent offices throughout the world to issue all Future Patents resulting therefrom (insofar as Contractor’s interest is concerned) to Company.

Contractor also hereby sells, assigns, and transfers to Company and its successors, assigns, and legal representatives all right, title, and interest to the inventions disclosed in the Patent Applications and Future Patents throughout the world, including the right to file applications for and obtain patents, utility models, and industrial models, and designs for such inventions in Company’s own name throughout the world including all rights of priority, all rights to publish cautionary notices reserving ownership of such inventions, and all rights to register such inventions in appropriate registries; and Contractor further agrees to execute any and all powers of attorney, applications, assignments, declarations, affidavits, and any other papers in connection therewith reasonably necessary to perfect such right, title, and interest in Company and its successors, assigns, and legal representatives.

C-1

In witness whereof, Contractor has caused this instrument to be executed by its duly authorized corporate officer, effective this ____ day of _________, 200_.

“Contractor”
Signed:
Name:
Title:

State of:

County of:

The preceding Assignment was acknowledged before me this _ day of ____ by __________.

_____________________________

Notary Public

My Commission Expires:

C-2

Schedule C-1

Patent Applications

Application No.	Title	Filing Date

Schedule C-1